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                                                                     EXHIBIT 4.7
                                FORM OF WARRANT

                         [Face of Warrant Certificate]

[Insert Private Placement Legend, if applicable pursuant to the provision of the Warrant Agreement]

[Insert Global Warrant Legend, if applicable pursuant to the terms of the Warrant Agreement]

               NOTWITHSTANDING ANY PROVISIONS OF THIS WARRANT OR ANY OTHER DOCUMENT TO THE CONTRARY, IN THE EVENT THAT THE CONSENT OF THE FEDERAL COMMUNICATIONS COMMISSION ("FCC") TO THE EXERCISE OF THIS WARRANT IS REQUIRED TO BE OBTAINED PRIOR TO SUCH EXERCISE, THIS WARRANT SHALL NOT BE EXERCISABLE UNLESS AND UNTIL SUCH FCC CONSENT SHALL HAVE BEEN OBTAINED. IN THE EVENT THAT THIS WARRANT IS INTENDED TO BE EXERCISED AND SUCH FCC CONSENT IS REQUIRED TO BE OBTAINED, HOLDINGS AND THE HOLDER SHALL USE COMMERCIALLY REASONABLE EFFORTS TO OBTAIN SUCH FCC CONSENT PROMPTLY.

               NOTWITHSTANDING ANY PROVISIONS OF THIS WARRANT OR ANY OTHER DOCUMENT TO THE CONTRARY, INCLUDING BUT NOT LIMITED TO THE PRECEDING PARAGRAPH, THIS WARRANT SHALL NOT BE EXERCISABLE IN THE EVENT THAT SUCH EXERCISE WOULD CAUSE THE AGGREGATE ALIEN OWNERSHIP OR VOTING INTEREST IN HOLDINGS TO INCREASE TO ANY LEVEL ABOVE 24.5%, AS DETERMINED BY APPLICABLE FCC RULES, REGULATIONS, AND POLICIES, IT BEING WELL UNDERSTOOD THAT THIS WARRANT SHALL NOT BE EXERCISABLE IN THE EVENT THAT SUCH ALIEN OWNERSHIP OR VOTING INTEREST ALREADY EXCEEDS 24.5%, IT BEING FURTHER UNDERSTOOD THAT IN NO EVENT SHALL HOLDINGS BE REQUIRED HEREUNDER TO SEEK FCC CONSENT TO EXCEED FCC ALIEN OWNERSHIP OR VOTING LIMITATIONS APPLICABLE TO HOLDINGS.

             EXERCISABLE ON OR AFTER THE SEPARATION DATE

No. ______                                                   _________ Warrants

                              Warrant Certificate

                       XM SATELLITE RADIO HOLDINGS INC.

          This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of Warrants expiring March 15, 2010 (the "Warrants") to purchase Class A Common Stock. Each Warrant entitles the holder upon exercise to receive from Holdings commencing on the Separation Date (as defined in the Warrant Agreement) until 5:00 p.m. New York City Time on March 15, 2010, the number of fully paid and nonassessable Warrant Shares as set forth in the Warrant Agreement, subject to adjustment as set forth in Section 8 of the Warrant Agreement, at the initial exercise price (the "Exercise Price") of $49.50

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per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 4 of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City Time on March 15, 2010, and to the extent not exercised by such time such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

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          IN WITNESS WHEREOF, XM Satellite Radio Holdings Inc. has caused this
Warrant Certificate to be signed by its President and Treasurer and by its Vice President and Secretary and may cause its corporate seal to be affixed hereunto or imprinted hereon.

Dated: March 15, 2000

                                   XM Satellite Radio Holdings Inc.



                                   By:_________________________________
                                   Name:
                                   Title:



                                   By:_________________________________
                                   Name:
                                   Title:

Certificate of Authentication:

This is one of the Warrants referred to in the within mentioned Warrant
Agreement.

United States Trust Company of New York
 as Warrant Agent


By:_______________________________
Name:
Title:

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                       [Reverse of Warrant Certificate]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring March 15, 2010 entitling the holder on exercise to receive shares of Class A Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of March 15, 2000 (the "Warrant Agreement"), duly executed and delivered by Holdings to United States Trust Company of New York, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, Holdings and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to Holdings.

          Warrants may be exercised at any time on or after the Separation Date and on or before March 15, 2010; provided that holders shall be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, (i) in the case of Definitive Warrants, the holder must surrender for exercise this Warrant Certificate to the Warrant Agent at its New York corporate trust office set forth in Section 16 of the Warrant Agreement, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of the Depositary as the holder of such book-entry interest must comply with the Depositary's procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of both Global Warrants and Definitive Warrants, the holder thereof or the Participant, as applicable, must deliver to the Warrant Agent the form of election to purchase on the reverse hereof duly filled in and signed, which signature shall be a medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of Holdings of the Exercise Price, as adjusted as provided in the Warrant Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain

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conditions, be adjusted. If the Exercise Price is adjusted, the Warrant
Agreement provides that the number of shares of Class A Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but Holdings will pay the cash value thereof determined as provided in the Warrant Agreement.

          Holdings has agreed under the terms of the Warrant Agreement to file within 90 days after the date of the Warrant Agreement and use its reasonable best efforts to make effective no later than 180 days after the date of Warrant Agreement and (subject to Black Out Periods) to maintain effective until expiration or exercise of all Warrants shelf registration statements (the "Registration Statements") on appropriate forms under the Securities Act covering the issuance and resale of Warrant Shares upon exercise of the Warrants.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          Holdings and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither Holdings nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of Holdings.

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